UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K


                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 16, 1999



                       OMNI ENERGY SERVICES CORP.
        (Exact name of registrant as specified in its charter)

             LOUISIANA                0-23383                72-1395273
   (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)         File Number)          Identification No.)




                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)



                                 (318) 896-6664
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

RESIGNATION

     On July 16, 1999, OMNI Energy Services, Corp. (the "Company") issued a press release announcing that Robert F. Nash resigned as its President and Chief Executive Officer for personal reasons. John H. Untereker has replaced Mr. Nash as the Company's President and Chief Executive Officer, while retaining responsibilities as senior financial officer for the foreseeable future. Mr. Nash will remain a member of the Board of Directors. A copy of the July 16, 1999 press release making this announcement is an exhibit to this report.

FINANCIAL RESULTS

     On July 22, 1999, the Company issued a press release announcing that its financial results will not meet analyst expectations for the second quarter ended June 30, 1999. The Company indicated that the earnings shortfall is attributable to substantially lower domestic revenues combined with an operating loss from South American operations. The loss occurred primarily due to an integrated project in Argentina, which encountered significant cost variances. A copy of the July 22, 1999 press release making this announcement is an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.1 PRESS RELEASE of the Company dated July 16, 1999 concerning resignation of Robert F. Nash

          99.2 PRESS RELEASE of the Company dated July 22, 1999 concerning second quarter earnings estimate.

                                 SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   OMNI ENERGY SERVICES CORP.




July 23, 1999
                                   /s/ John H. Untereker
                                   ------------------------
                                   John H. Untereker
                                   President and
                                   Chief Executive Officer